Exhibit 99.1


News Release
For Further Information Contact:    Investors
                                    Maire A. Baldwin
                                    (713) 651-6EOG (651-6364)

                                    Media and Investors
                                    Elizabeth M. Ivers
                                    (713) 651-7132


EOG RESOURCES REPORTS OUTSTANDING 2003 NET INCOME
.. Announces 20 Percent Increase in Common Stock Dividend
.. Replaces 249 Percent of Production at $1.28 per Mcfe
.. Signs New Methanol Plant Contract in Trinidad


FOR IMMEDIATE RELEASE:  Wednesday, February 4, 2004

     HOUSTON - EOG Resources, Inc. (EOG) today reported fourth quarter 2003 net income available to common of $71.8 million, or $0.61 per share. This compares to fourth quarter 2002 net income available to common of $41.7 million, or $0.36 per share. For the full year 2003, EOG reported net income available to common of $419.1 million, or $3.60 per share as compared to $76.1 million, or $0.65 per share for the full year 2002.

     The results for fourth quarter 2003 included an after tax benefit of $14.1 million ($0.12 per share) from a reduction in the Canadian tax rate and a previously disclosed $43.1 million ($27.7 million after tax, or $0.23 per share) loss on the mark-to-market of commodity price transactions. During the quarter, the net cash inflow from the settlement of fourth quarter commodity price transactions including premium payments associated with certain 2004 natural gas financial collar contracts was $1.2 million ($0.8 million after tax, or $0.01 per share). Consistent with some analysts' practice of matching realizations to settlement months and excluding the effect of the tax rate benefit, adjusted non-GAAP net income available to common for the quarter was $86.1 million, or $0.73 per share. Similarly, EOG's fourth quarter 2002 results included a $7.1 million ($4.5 million after tax, or $0.03 per share) loss on mark-to-market commodity price transactions. For the fourth quarter 2002, the net cash outflow from the settlement of commodity price transactions including premium payments associated with certain 2003 natural gas financial collar contracts was $11.2 million ($7.2 million after tax, or $0.06 per share). Reflecting these items, fourth quarter 2002 adjusted non-GAAP net income available to common was $39.0 million, or $0.33 per share. (Please refer to the table below for the reconciliation of net income available to common to adjusted non-GAAP net income available to common.)

     "In 2003, we increased the dividend, substantially added to our reserve base by replacing 249 percent of production, executed our drilling plan, made strategic acquisitions and paid down debt, all with internally generated cash flow. It was a record year in terms of operating earnings and cash flow," said Mark G. Papa, Chairman and Chief Executive Officer.

Increase of Common Stock Dividend

     After a 25 percent increase in 2003, the EOG Board of Directors again has increased the common stock dividend. Effective with the dividend payable on April 30, 2004 to record holders as of April 16, 2004, the Board declared a quarterly dividend of $.06 per share on the common stock, reflecting a 20 percent increase to an indicated annual rate of $0.24 per share. This represents the fourth increase in five years.

Reserves

     At December 31, 2003, total company reserves were approximately 5.2 trillion cubic feet equivalent, an increase of 614 billion cubic feet equivalent, or 13 percent higher than 2002. EOG's total reserve replacement from all sources was 249 percent of production and total company all-in finding costs were $1.28 per thousand cubic feet equivalent (Mcfe). From drilling alone, EOG replaced 183 percent of production at a finding cost of $1.21 per Mcfe. For the 16th consecutive year, internal reserve estimates were within 5 percent of external reserve estimates prepared by the independent reserve engineering firm of DeGolyer and MacNaughton on properties containing 71 percent of EOG's proved reserves on a Mcfe basis.

     In North America, EOG achieved 259 percent reserve replacement at a total all-in finding cost of $1.36 per Mcfe.
This finding cost is approximately 4 percent lower than 2002 and below the three-year average of $1.44 per Mcfe.

Operations

     "During 2003, we had excellent drilling results from our singles and doubles program in North America and we made two Canadian acquisitions of undercapitalized producing properties. This combination provides us with longer term opportunities in North America," said Papa.

     In Trinidad, total natural gas production increased 13 percent for the year, primarily reflecting a full year of sales to the CNC Ammonia Plant. In the fourth quarter 2003, EOG began a nine-month drilling and exploration campaign aimed at finding significant additional reserves on its acreage offshore Trinidad.

     Construction also progressed during 2003 on the Nitro 2000
Ammonia Plant, scheduled to start up in the second half of 2004.
EOG will supply 47 million cubic feet per day (MMcfd), net of natural gas to this facility under a 15-year contract.

     Additionally in Trinidad, EOG has signed a 15-year contract to supply a portion of the natural gas requirements of the M5000 Methanol Plant. Currently under construction, start-up of the facility is planned for mid-2005. When the plant is running at its design capacity, EOG anticipates supplying approximately 95 MMcfd of natural gas, gross during the first four years and approximately 125 MMcfd, gross during the remaining 11 years of the contract. Based on current price assumptions, the company expects to supply an average 67 MMcfd, net during the first four years and 87 MMcfd, net during the remaining eleven years. The wellhead price will be linked to Caribbean methanol prices with a guaranteed floor locking in EOG's economics. With this new production beginning next year, EOG's long-term growth profile in Trinidad is strengthened.

     Also in 2003, EOG established a new venue outside of North America with two natural gas discoveries in the Southern Gas Basin of the United Kingdom North Sea. The wells were farm-in opportunities from major oil companies. Production of approximately 40 MMcfd, net is expected by year-end 2004, representing the first phase of longer-term international production growth. EOG is reviewing additional farm-in opportunities in this area and expects to participate in several exploration wells in 2004.

     "2003 was a pivotal year for EOG," said Papa. "We set up our operations and an inventory of drilling prospects to provide vigorous, visible total company production growth for the next three years, targeting 6.5, 10 and 7 percent increases for 2004, 2005 and 2006, respectively. We expect to accomplish this growth without stressing the balance sheet. While our focus remains North American gas, we see an increasing linkage between
North American gas demand and Trinidad supply.   We anticipate
our existing position with the supply contracts to the two ammonia plants and the new methanol plant will continue to prove positive, giving our portfolio an even broader exposure to North American natural gas fundamentals, the cornerstone of our company.

     "EOG has a robust drilling program planned for 2004. The preliminary capital expenditure program is estimated to be approximately $1.1 billion excluding acquisitions and is subject to Board approval," explained Papa.

Capital Structure

     EOG used the higher 2003 natural gas and oil realizations to pay down outstanding debt and further strengthen its balance sheet. At December 31, 2003, its debt-to-total capitalization ratio was 33.3 percent, down from 40.6 percent at year-end 2002. With the net cash provided from operating activities, EOG funded its $917 million capital program, paid down $36 million of debt, closed $405 million of acquisitions and, in May 2003, increased the dividend paid to common shareholders by 25 percent.

Conference Call Scheduled for February 5, 2004

     EOG's fourth quarter and full year 2003 conference call will be available via live audio webcast at 8:30 a.m. Central Time (9:30 a.m. Eastern Time) Thursday, February 5, 2004. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through February 20, 2004.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States and is the operator of substantial proved reserves in the U.S., Canada and offshore Trinidad. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."


This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to terrorist activities; acts of war; and financial market conditions.
In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2002, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330. In addition, reconciliation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.

                            EOG RESOURCES, INC.
                             FINANCIAL REPORT
                  (Unaudited; in millions except per share)

                                                           Quarter              Twelve Months
                                                      Ended December 31       Ended December 31
                                                     2003          2002         2003         2002

Net Operating Revenues                            $    396.5   $    338.1   $  1,744.7   $  1,094.7
Net Income Available to Common                    $     71.8   $     41.7   $    419.1   $     76.1
Net Income Per Share Available to Common
  Basic                                           $     0.62   $     0.36   $     3.66   $     0.66
  Diluted                                         $     0.61   $     0.36   $     3.60   $     0.65
Average Number of Shares Outstanding
  Basic                                                114.9        114.7        114.6        115.3
  Diluted                                              117.2        116.9        116.5        117.2

                          SUMMARY INCOME STATEMENTS
                          (Unaudited; in thousands)
                                                           Quarter                Twelve Months
                                                      Ended December 31         Ended December 31
                                                      2003         2002         2003         2002
Net Operating Revenues
  Natural Gas                                     $  360,554   $  283,255   $1,537,352   $  915,129
  Crude Oil, Condensate and Natural Gas Liquids       78,399       61,778      283,042      227,309
  Losses on Mark-to-Market Commodity Derivative
   Contracts                                         (43,068)      (7,057)     (80,414)     (48,508)
  Other, Net                                             643          101        4,695          752
     Total                                           396,528      338,077    1,744,675    1,094,682
Operating Expenses
  Lease and Well                                      56,211       49,473      212,601      179,429
  Exploration Costs                                   18,949       18,714       76,358       60,228
  Dry Hole Costs                                      22,224       14,413       41,156       46,749
  Impairments                                         25,585       33,882       89,133       68,430
  Depreciation, Depletion and Amortization           121,265      105,412      441,843      398,036
  General and Administrative                          28,669       24,669      100,403       88,952
  Taxes Other Than Income                             22,620       20,901       85,867       71,881
     Total                                           295,523      267,464    1,047,361      913,705
Operating Income                                     101,005       70,613      697,314      180,977

Other Income (Expense), Net                           10,517        1,149       15,273       (1,651)

Income Before Interest Expense and Income Taxes      111,522       71,762      712,587      179,326

Interest Expense, Net                                 13,954       14,651       58,711       59,654

Income Before Income Taxes                            97,568       57,111      653,876      119,672

Income Tax Provision                                  23,058       12,692      216,600       32,499

Net Income Before Cumulative Effect of
 Change in Accounting Principle                       74,510       44,419      437,276       87,173

Cumulative Effect of Change in Accounting
 Principle, Net of Tax                                     -            -       (7,131)           -

Net Income                                            74,510       44,419      430,145       87,173

Preferred Stock Dividends                              2,758        2,758       11,032       11,032

Net Income Available to Common                    $   71,752   $   41,661   $  419,113   $   76,141


                            EOG RESOURCES, INC.
                           OPERATING HIGHLIGHTS
                               (Unaudited)
                                                  Quarter          Twelve Months
                                             Ended December 31   Ended December 31
                                               2003     2002       2003     2002
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
  United States                                  632      647        638      635
  Canada                                         195      160        165      154
     North America                               827      807        803      789
  Trinidad                                       151      156        152      135
     Total                                       978      963        955      924

Average Natural Gas Prices ($/Mcf)
  United States                               $ 4.52   $ 3.47     $ 5.06   $ 2.89
  Canada                                        4.33     3.38       4.66     2.67
     North America Composite                    4.47     3.45       4.98     2.84
  Trinidad                                      1.41     1.21       1.35     1.20
     Composite                                  4.00     3.09       4.40     2.60

Crude Oil/Condensate Volumes (MBD)
  United States                                 20.1     17.9       18.5     18.8
  Canada                                         2.7      2.4        2.3      2.1
     North America                              22.8     20.3       20.8     20.9
  Trinidad                                       2.4      2.8        2.4      2.4
     Total                                      25.2     23.1       23.2     23.3

Average Crude Oil/Condensate Prices ($/Bbl)
  United States                               $30.27   $27.14     $30.24   $24.79
  Canada                                       27.74    24.69      28.54    23.62
     North America Composite                   29.98    26.86      30.05    24.67
  Trinidad                                     29.24    26.26      28.88    23.58
     Composite                                 29.91    26.78      29.92    24.56

Natural Gas Liquids Volumes (MBD)
  United States                                  3.7      2.3        3.2      2.9
  Canada                                         0.7      0.7        0.6      0.8
     Total                                       4.4      3.0        3.8      3.7

Average Natural Gas Liquids Prices ($/Bbl)
  United States                               $22.44   $18.96     $21.53   $14.76
  Canada                                       19.92    14.67      19.13    11.17
     Composite                                 22.02    17.97      21.13    14.05

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                  774      768        768      765
  Canada                                         217      178        183      171
     North America                               991      946        951      936
  Trinidad                                       164      174        166      150
     Total                                     1,155    1,120      1,117    1,086

Total Bcfe Deliveries                          106.3    103.0      407.8    396.3


                            EOG RESOURCES, INC.
                          SUMMARY BALANCE SHEETS
                     (In thousands, except share data)

                                                             December 31,    December 31,
                                                                 2003            2002
                                                              (Unaudited)

                                 ASSETS
Current Assets
  Cash and Cash Equivalents                                  $     4,443     $     9,848
  Accounts Receivable, net                                       295,118         259,308
  Inventories                                                     21,922          18,928
  Income Taxes Receivable                                          7,976          67,090
  Deferred Income Taxes                                           31,548          12,925
  Other                                                           35,007          26,255
  Total                                                          396,014         394,354

Oil and Gas Properties (Successful Efforts Method)             8,189,062       6,750,095
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                               (3,940,145)     (3,428,547)
    Net Oil and Gas Properties                                 4,248,917       3,321,548
Other Assets                                                     104,084          97,666
Total Assets                                                 $ 4,749,015     $ 3,813,568

                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                           $   282,379     $   201,931
  Accrued Taxes Payable                                           33,276          22,732
  Dividends Payable                                                6,175           5,007
  Liabilities from Price Risk Management Activities               37,779           5,939
  Deferred Income Taxes                                           73,611          39,634
  Other                                                           43,299          40,304
  Total                                                          476,519         315,547

Long-Term Debt                                                 1,108,872       1,145,132
Other Liabilities                                                171,115          59,180
Deferred Income Taxes                                            769,128         621,314

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares Authorized:
    Series B, 100,000 Shares Issued, Cumulative,
     $100,000,000 Liquidation Preference                          98,589          98,352
    Series D, 500 Shares Issued, Cumulative,
     $50,000,000 Liquidation Preference                           49,827          49,647
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
   and 124,730,000 Shares Issued                                 201,247         201,247
  Additional Paid In Capital                                       1,625               -
  Unearned Compensation                                          (23,473)        (15,033)
  Accumulated Other Comprehensive Income (Loss)                   73,934         (49,877)
  Retained Earnings                                            2,121,214       1,723,948
  Common Stock Held in Treasury, 8,819,600 shares at
   December 31, 2003 and 10,009,740 shares at
   December 31, 2002                                            (299,582)       (335,889)
      Total Shareholders' Equity                               2,223,381       1,672,395

Total Liabilities and Shareholders' Equity                   $ 4,749,015     $ 3,813,568


                              EOG RESOURCES, INC.
                      SUMMARY STATEMENTS OF CASH FLOWS
                           (Unaudited; in thousands)

                                                                Quarter               Twelve Months
                                                           Ended December 31        Ended December 31
                                                           2003        2002         2003         2002

CASH FLOWS FROM OPERATING ACTIVITIES
Reconciliation of Net Income to Net Operating
 Cash Inflows:
  Net Income                                            $  74,510   $  44,419   $   430,145   $  87,173
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization            121,265     105,412       441,843     398,036
      Impairments                                          25,585      33,882        89,133      68,430
      Deferred Income Taxes                                18,849      43,954       142,280      82,179
      Cumulative Effect of Change in Accounting
       Principle                                                -           -         7,131           -
      Other, Net                                           (5,730)      1,231         1,033      17,333
  Exploration Costs                                        18,949      18,714        76,358      60,228
  Dry Hole Costs                                           22,224      14,413        41,156      46,749
  Mark-to-market Commodity Derivative Contracts
      Total Losses                                         43,068       7,057        80,414      48,508
      Realized Gains (Losses)                               2,829      (9,395)      (44,870)    (21,136)
      Collar Premium                                       (1,638)     (1,825)       (3,003)     (1,825)
  Tax Benefits From Stock Options Exercised                 4,901         952        11,926       5,168
  Other, Net                                                 (753)       (440)        2,141      (1,978)
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                 (20,251)    (62,482)      (36,156)    (61,580)
      Inventories                                          (1,134)       (825)       (2,994)        (57)
      Accounts Payable                                     29,720      26,280        79,748     (19,012)
      Accrued Taxes Payable                                10,877     (46,363)       57,731     (84,666)
      Other Liabilities                                    (5,170)      8,735        (3,387)      7,816
      Other, Net                                          (18,388)     14,084       (14,400)     (5,578)
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                (13,864)      7,736       (35,928)     42,782
NET OPERATING CASH INFLOWS                                305,849     205,539     1,320,301     668,570

INVESTING CASH FLOWS
  Additions to Oil and Gas Properties                    (639,558)   (173,093)   (1,204,383)   (714,127)
  Exploration Costs                                       (18,949)    (18,714)      (76,358)    (60,228)
  Dry Hole Costs                                          (22,224)    (14,413)      (41,156)    (46,749)
  Proceeds from Sales of Assets                             1,119       1,755        13,480       8,089
  Changes in Components of Working Capital Associated
   with Investing Activities                               15,252      (7,656)       37,475     (43,246)
  Other, Net                                               72,798      (2,260)        2,432     (16,277)
NET INVESTING CASH OUTFLOWS                              (591,562)   (214,381)   (1,268,510)   (872,538)

FINANCING CASH FLOWS
  Long-Term Debt Borrowings (Repayments)                   98,050      54,264       (36,260)    289,163
  Dividends Paid                                           (8,416)     (7,274)      (31,294)    (29,152)
  Treasury Stock Purchased                                      -     (38,750)      (21,295)    (63,038)
  Proceeds from Stock Options Exercised                    17,421       3,508        35,138      17,339
  Other, Net                                               (1,388)       (840)       (3,485)     (3,008)
NET FINANCING CASH INFLOWS (OUTFLOWS)                     105,667      10,908       (57,196)    211,304

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         (180,046)      2,066        (5,405)      7,336
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          184,489       7,782         9,848       2,512
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $   4,443   $   9,848   $     4,443   $   9,848


                        EOG RESOURCES, INC.
 ADJUSTED (Non-GAAP) NET INCOME AVAILABLE TO COMMON RECONCILIATION
                 (Unaudited; in thousands, except per share)

The following chart adjusts reported fourth quarter and twelve months ended December 31 net income to reflect actual cash realized from previously disclosed oil and gas hedges and to eliminate the mark-to-market loss or gain from these previously disclosed oil and gas hedges, the after tax impact of the cumulative effect of change in accounting principle and the tax benefit related to the Canadian tax rate reduction. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.

                                                           Quarter            Twelve Months
                                                      Ended December 31     Ended December 31
                                                       2003       2002       2003       2002

Reported Net Income Available to Common              $ 71,752   $ 41,661   $419,113   $ 76,141

Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
  Total Losses                                         43,068      7,057     80,414     48,508
  Realized Gains (Losses)                               2,829     (9,395)   (44,870)   (21,136)
  Collar Premium                                       (1,638)    (1,825)    (3,003)    (1,825)
     Subtotal                                          44,259     (4,163)    32,541     25,547
  After tax MTM Impact                                 28,481     (2,679)    20,940     16,439

Impact of One-Time Items
  Add: Cumulative Effect of Change in Accounting
   Principle, Net of Tax                                    -          -      7,131          -
  Less: 2003 Tax Benefit related to the Canadian
   Tax Rate Reduction                                 (14,126)         -    (14,126)         -

Adjusted (Non-GAAP) Net Income Available to Common   $ 86,107   $ 38,982   $433,058   $ 92,580

Adjusted (Non-GAAP) Net Income Per Share Available
 to Common
  Basic                                              $   0.75   $   0.34   $   3.78   $   0.80
  Diluted                                            $   0.73   $   0.33   $   3.72   $   0.79

Average Number of Shares Outstanding
  Basic                                               114,893    114,742    114,597    115,335
  Diluted                                             117,209    116,908    116,519    117,245


                            EOG RESOURCES, INC.
DISCRETIONARY CASH FLOW AVAILABLE TO COMMON RECONCILIATION (Non-GAAP)
                        (Unaudited; in thousands)

The following chart reconciles fourth quarter and twelve months ended December 31 net operating cash flows to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust operating cash inflows for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                               Quarter            Twelve Months
                                                         Ended December 31      Ended December 31
                                                          2003       2002        2003        2002

Net Operating Cash Inflows                              $305,849   $205,539   $1,320,301   $668,570

Adjustments
  Changes in Components of Working Capital
   and Other Liabilities
     Accounts Receivable                                  20,251     62,482       36,156     61,580
     Inventories                                           1,134        825        2,994         57
     Accounts Payable                                    (29,720)   (26,280)     (79,748)    19,012
     Accrued Taxes Payable                               (10,877)    46,363      (57,731)    84,666
     Other Liabilities                                     5,170     (8,735)       3,387     (7,816)
     Other, Net                                           18,388    (14,084)      14,400      5,578
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                13,864     (7,736)      35,928    (42,782)
  Preferred Dividends                                     (2,758)    (2,758)     (11,032)   (11,032)

Discretionary Cash Flow Available to Common             $321,301   $255,616   $1,264,655   $777,833


                          EOG RESOURCES, INC.
                      RESERVES SUPPLEMENTAL DATA
                             (Unaudited)

2003 RESERVES RECONCILIATION SUMMARY

                                                United                North               United    Other    Total
NATURAL GAS (Bcf)                               States     Canada    America   Trinidad   Kingdom   Int'l    Int'l     Total
Beginning Reserves                              2,006.2     777.9    2,784.1    1,306.5       -       -     1,306.5   4,090.6
Revisions of previous estimates                   (24.9)    (18.5)     (43.4)     (74.9)      -       -       (74.9)   (118.3)
Purchases in place                                 43.9     361.0      404.9          -       -       -           -     404.9
Extensions, discoveries and other additions       345.5     118.3      463.8      129.3    59.2       -       188.5     652.3
Sales in place                                    (30.8)        -      (30.8)         -       -       -           -     (30.8)
Production                                       (238.3)    (60.2)    (298.5)     (55.4)      -       -       (55.4)   (353.9)

Ending Reserves                                 2,101.6   1,178.5    3,280.1    1,305.5    59.2       -     1,364.7   4,644.8

LIQUIDS (MMBbls) (1)
Beginning Reserves                                 63.3       7.2       70.5       14.7       -       -        14.7      85.2
Revisions of previous estimates                     1.5       0.2        1.7       (1.1)      -       -        (1.1)      0.6
Purchases in place                                  0.7       1.4        2.1          -       -       -           -       2.1
Extensions, discoveries and other additions        15.7       0.6       16.3        1.2     0.1       -         1.3      17.6
Sales in place                                     (0.3)        -       (0.3)         -       -       -           -      (0.3)
Production                                         (7.9)     (1.1)      (9.0)      (0.9)      -       -        (0.9)     (9.9)

Ending Reserves                                    73.0       8.3       81.3       13.9     0.1       -        14.0      95.3

NATURAL GAS EQUIVALENTS (Bcfe)
Beginning Reserves                              2,386.3     820.9    3,207.2    1,394.7       -       -     1,394.7   4,601.9
Revisions of previous estimates                   (15.9)    (17.2)     (33.1)     (81.7)      -       -       (81.7)   (114.8)
Purchases in place                                 48.3     369.3      417.6          -       -       -           -     417.6
Extensions, discoveries and other additions       439.6     121.8      561.4      136.5    59.7       -       196.2     757.6
Sales in place                                    (32.9)        -      (32.9)         -       -       -           -     (32.9)
Production                                       (285.7)    (66.7)    (352.4)     (60.7)      -       -       (60.7)   (413.1)

Ending Reserves                                 2,539.7   1,228.1    3,767.8    1,388.8    59.7       -     1,448.5   5,216.3

(1) Includes crude oil, condensate and natural gas liquids.


2003 EXPLORATION AND DEVELOPMENT EXPENDITURES ($ Million)

Acquisition Cost of Unproved Properties         $  43.9   $  14.5   $   58.4   $    0.2   $   -    $  -     $   0.2    $  58.6
Exploration Costs                                 145.1      15.4      160.5       20.5    21.0     4.6        46.1      206.6
Development Costs                                 480.2     145.6      625.8       23.2     2.8       -        26.0      651.8

Total Drilling                                    669.2     175.5      844.7       43.9    23.8     4.6        72.3      917.0

Acquisition Cost of Proved Properties              18.4     386.5      404.9          -       -       -           -      404.9

Total                                             687.6     562.0    1,249.6       43.9    23.8     4.6        72.3    1,321.9

Proceeds from Sales in Place                       (3.4)     (2.7)      (6.1)         -       -       -           -       (6.1)

Net Expenditures                                $ 684.2   $ 559.3   $1,243.5   $   43.9   $23.8    $4.6     $  72.3   $1,315.8

Asset Retirement Costs                          $   8.2   $   3.5   $   11.7   $      -   $   -    $  -     $     -   $   11.7



FINDING COSTS ($/Mcfe)
Total Drilling, Before Revisions                $  1.52   $  1.44   $   1.50   $   0.32   $0.40    $  -     $  0.37   $   1.21
All-in Total, Net of Revisions & Dispositions   $  1.56   $  1.18   $   1.36   $   0.80   $0.40    $  -     $  0.63   $   1.28

RESERVE REPLACEMENT
Drilling Only                                       154%      183%       159%       225%    N/A       -         323%       183%
All-in Total, Net of Revisions & Dispositions       154%      710%       259%        90%    N/A       -         189%       249%